SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 11, 2010

TIME ASSOCIATES, INC.
(exact name of registrant as specified in its charter)

Nevada
 (State or other jurisdiction of incorporation)

333-59114	33-0730042
Commission File Number	IRS Employer Identification Number

1580 N. Batavia Street, Suite #2, Orange, California	92867
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (714) 288-5901

TIME LENDING CALIFORNIA, INC.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03  AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Amendment to the Articles of Incorporation.

On August 11, 2010, Time Associates, Inc., a Nevada corporation (the “Registrant”) filed with the Secretary of State office of the State of Nevada, an amendment to its articles of incorporation which provides for 1-for-70 reverse stock split of its common stock.  The reverse stock split was declared effective by FINRA, OTC Corporate Actions, on August 19, 2010.  The total number of shares of common stock of the Registrant outstanding post reverse stock split is 348,649.  The amendment to the articles of incorporation providing for the reverse stock split was approved by the Registrant’s Board of Directors and majority of its shareholders (54.11%) as of July 19, 2010.

The Registrant’s trading symbol for the next 20 business days is “TIASD”.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)      Exhibits

Exhibit No.	Exhibit Description

3.(i)(2)	Amendment to the Articles of Incorporation of the Registrant filed on August 11, 2010

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SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act or 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIME ASSOCIATGES, INC.

Dated: August 19, 2010	By:	/s/ Katherine T. West
Katherine T. West
President

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